================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       VALUE CITY DEPARTMENT STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.








                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 1, 2000
                                       AND
                                 PROXY STATEMENT









                                    IMPORTANT

       Please mark, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                  614-471-4722


                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2000

                              ---------------------


                                                                     May 1, 2000

To the Shareholders of
Value City Department Stores, Inc.:

         NOTICE IS HEREBY GIVEN that the Ninth Annual Meeting of Shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), will be held at the Concourse Hotel, Port Columbus International Airport, 4300 International Gateway, Columbus, Ohio, on Thursday, the first day of June 2000, at 10:30 a.m., local time, for the following purposes:

         1. To elect twelve directors, each for a term of one year and until their successors are duly elected and qualified.

         2. To approve an amendment increasing the number of common shares available for issuance under the Company's 1991 Stock Option Plan from 3,000,000 shares to 4,000,000 shares.

         3. To approve an amendment increasing the number of common shares available for issuance under the Company's Non-employee Director Stock Option Plan from 130,000 shares to 250,000 shares.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, and your proxy will not be used.

                                 By Order of the Board of Directors


                                 Robert M. Wysinski
                                 Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                       VALUE CITY DEPARTMENT STORES, INC.


                                                                     May 1, 2000


                                 ---------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 2000


                                 ---------------


                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Ninth Annual Meeting of Shareholders to be held on June 1, 2000, at 10:30 a.m., local time, at the Concourse Hotel, Port Columbus International Airport, 4300 International Gateway, Columbus, Ohio, and at any adjournment thereof. It is being mailed to the shareholders on or about May 1, 2000.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions or, in the absence of instructions to the contrary, will be voted FOR each of the proposals herein. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention Robert M. Wysinski, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on April 17, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 17, 2000, the Company had outstanding 33,544,600 Common Shares, net of treasury shares, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding Common Shares of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Shares at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Shares voting on the matter. For purposes of determining the number of Common Shares voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON SHARES

         The following table sets forth, as of April 1, 2000, certain information with regard to the beneficial ownership of the Company's Common Shares by each holder of 5% of such shares, each director individually and all executive officers and directors as a group.

Name of                                              Amount and Nature of               Percent of
Beneficial Owner                                     Beneficial Ownership (1)   Outstanding Shares (2)
----------------                                     ------------------------   ----------------------
Henry L. Aaron                                                     -                              *
Ari Deshe (5)(6)(8)                                              29,000                           *
Jon P. Diamond (3)(5)(6)                                         19,700                           *
Martin Doolan                                                   405,000                           *
Richard Gurian                                                   23,300                           *
Dr. Norman Lamm                                                  24,400                           *
Geraldine Schottenstein (5)(6)(7)                                53,000                           *
Jay L. Schottenstein (5)(6)(7)                                  210,000                           *
Saul Schottenstein (5)(6)                                        65,000                           *
Robert L. Shook (8)                                              35,500                           *
Robert M. Wysinski (4)                                           77,421                           *
Michael J. Tanner (1)                                            94,675                           *
Louis S. Virag (1)                                               55,000                           *
Mark J. Miller                                                   50,000                           *
David L. Nichols                                                  1,000                           *
All directors and executive officers as a group
   (18 persons)(4)(5)(6)                                      1,063,409                          3.2%
Tweedy, Browne Company LLC (9)                                2,285,215                          6.8%
Dimensional Fund Advisors Inc. (10)                           1,665,300                          5.0%
Schottenstein Stores Corporation (6)                         18,126,266                         54.0%

--------------
* Represents less than 1% of outstanding Common Shares, net of Treasury Shares.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed and includes the following number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of April 1, 2000: Mr. Deshe, 16,000; Mr. Diamond, 16,000; Mr. Doolan, 325,000;
     Mr. Gurian, 23,000; Dr. Lamm, 22,000; Mrs. Schottenstein, 23,000; Mr. J. Schottenstein, 180,000; Mr. S. Schottenstein, 45,000; Mr. Shook, 23,000; Mr. Tanner, 30,000; Mr. Virag, 30,000; Mr. Wysinski, 48,500 and all directors and officers as a group, 641,500.
(2) The percent is based upon the 33,544,600 Common Shares outstanding, net of Treasury Shares at April 1, 2000.
(3)  Includes 2,000 shares held by Mr. Diamond's wife.
(4) Includes 75,000 shares for Mr. Doolan, 20,587 shares for Mr. Wysinski and 152,666 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements with the Company.
(5) Does not include the 18,126,266 Common Shares owned by Schottenstein Stores Corporation ("SSC") of 1800 Moler Road, Columbus, Ohio 43207. Jay L. Schottenstein is the Chairman and Chief Executive Officer of SSC. Jay L. Schottenstein, Saul Schottenstein, Geraldine Schottenstein, Ari Deshe and Jon P. Diamond are members of the Board of Directors of SSC. See "Ownership of SSC," below.
(6) Does not include 111,035 shares owned by the Jay and Jean Schottenstein Foundation, 61,150 shares held by the Ann and Ari Deshe Foundation, 61,150 shares held by the Jon and Susan Diamond Family Foundation and 36,665 shares held by the Lori Schottenstein Foundation, all being private charitable foundations, and 1,312,500 Common Shares owned by GB Stores, a Pennsylvania limited partnership. Combined, the shares owned by the foundations and GB Stores represent 5.0% of the Company's outstanding Common Shares. SSC owns a 96% limited partnership interest in GB Stores and its corporate general partner is an affiliate of SSC. The sole trustees and officers of the Jay and Jean Schottenstein Foundation are Saul, Geraldine and Jay Schottenstein. The remaining foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.

(7) Includes 30,000 shares as to which Geraldine Schottenstein and Jay L. Schottenstein share voting and investment power as trustees of a trust which owns the shares. Geraldine Schottenstein is also a beneficiary of the trust.
(8) Includes 10,000 shares held by Mr. Deshe's minor children. Includes 3000 shares held by Mr. Shook's spouse and 1,500 shares held by Shook Associates, Inc. Of which Mr. Shook is a 50% shareholder.
(9) Includes 136,400 shares held by TBK, L.P. ("TBK") and 41,300 shares held by Vanderbilt Partners, L.P. ("Vanderbilt"). By reason of their positions as such, the members of Tweedy, Browne Company LLC ("TBC") may be deemed to control TBC and the general partners of TBK and Vanderbilt may be deemed to control TBK and Vanderbilt, respectively. The address for TBC is 52 Vanderbilt Avenue, New York, NY 10017. Based on information in Schedule 13D filed by TBC on May 17, 1999.
(10) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "funds". In its roll as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned the funds. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on information in
     Schedule 13G filed by Dimensional on February 3, 2000.

OWNERSHIP OF SSC

         The following table indicates the shares of SSC common stock beneficially owned by each nominee for election to the Board of Directors of the Company and by all directors and officers of the Company as a group, as of April 1, 2000:


                                                                     SHARES OF SSC               PERCENT
                                                                     COMMON STOCK                OF CLASS
                                                                     ------------                --------

             Jay L. Schottenstein (1)                                   299.38139                  78.4%

             Geraldine Schottenstein (2)                                 27.41707                   7.2%

             Jon P. Diamond (3)                                          27.41707                   7.2%

             Ari Deshe (4)                                               27.41707                   7.2%

             Directors and officers as a group                           381.6326                 100.0%

(1) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.
(2) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.
(3) Represents sole voting and investment power over 27.41707 shares held by Susan Schottenstein Diamond, the wife of Jon Diamond, as trustee of an irrevocable trust for family members, as to which shares Mr. Diamond may be deemed to be the beneficial owner.
(4) Represents sole voting and investment power over 27.41707 shares held by Ann Schottenstein Deshe, the wife of Ari Deshe, as trustee of an irrevocable trust for family members, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The members of the Board of Directors (the "Board") of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at twelve by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

         The following table sets forth certain information with respect to each nominee.

NAME                         AGE                     PRINCIPAL OCCUPATION
----                         ---                     --------------------
Jay L. Schottenstein         45         Chairman of the Company, American Eagle Outfitters, Inc. and SSC since March
                                        1992 and Chief Executive Officer of the Company from April 1991 to July
                                        1997 and from July 1999 to present. Mr. Schottenstein served as Vice
                                        Chairman of SSC from 1986 until March 1992, and a director of SSC since
                                        1982. He served SSC as President of the Furniture Division from 1985 through June 1993 and in various other executive capacities since 1976.(1)

Saul Schottenstein           77         Director of the Company since April 1991, Vice Chairman of the Company from
                                        April 1991 to July 1999. Mr. Schottenstein has served as President of SSC since 1984, a director of SSC since 1982 and served SSC and its predecessors in various executive capacities since 1946. (1)

Martin P. Doolan             60         Vice Chairman of the Company since July 1999 and President and Chief
                                        Executive Officer of the Company from July 1997 to July 1999. Mr. Doolan founded Multitech Enterprises in 1982, a firm which specializes in providing CEO management for companies with under performing earnings, and served as its Chairman and Chief Executive Officer. Mr. Doolan has over 25 years experience as a corporate turnaround executive and has provided extensive CEO management and advisory services to several venture invested firms including those owned by First Chicago Venture Capital, Madison
                                        Dearborn Partners, Clayton Dubilier & Rice, Weston Presidio Capital, RFE
                                        Investment Partners, Security Pacific Venture Capital, Bank One Venture
                                        Partners and others.

Robert M. Wysinski           51         Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the
                                        Company since April 1991 and served as Vice President of SSC from June 1987 until June 1991, and as Treasurer of SSC from June 1986 until June 1991.
                                        Prior to that time, he served as Assistant Secretary and Assistant
                                        Treasurer and in a variety of positions in the finance area since joining
                                        SSC in 1973.

Ari Deshe                    49         Chairman and Chief Executive Officer since 1996 and President and Chief
                                        Executive Officer from 1993 to 1996 of Safe Auto Insurance Company, a property and casualty insurance company. Prior to that, Mr. Deshe served as
                                        President of Safe Auto Insurance Agency from 1992 to 1993 and President of
                                        Employee Benefit Systems, Inc. from 1982 to 1992. (1)

Jon P. Diamond               42         President and Chief Operating Officer since 1996 and Executive Vice President and
                                        Chief Operating Officer from 1993 to 1996 of Safe Auto Insurance Company.
                                        Mr. Diamond served as Vice President of SSC from March 1987 to March 1993 and served SSC in various management positions since 1983. (1)

Richard Gurian               82         Managing Director of Natural Forms Limited since 1995 and President of Richard
                                        Gurian Consultants, Inc., formerly Venture Horizons, Inc., since 1980.
                                        Prior to 1980,

                                        Mr. Gurian served as Board member and Senior Vice President - General
                                        Merchandise Manager at Lazarus Department Stores.

Dr. Norman Lamm              72         President of Yeshiva University, New York, New York, since 1976.

Geraldine Schottenstein      67         Director of the Company and SSC since April 1992. She has served as a volunteer and board member for a variety of charitable and community organizations for more than the past five years.

Robert L. Shook              62         Author of business-related books since 1978.

Henry L. Aaron               65         Director of the Company since February 2000. He presently serves as Senior
                                        Vice President of the Atlanta National League Baseball Club, Inc. and as
                                        Vice President of Business Development for the CNN Airport Network, along with a number of other private business interests.

David L. Nichols             58         Director of the Company since June 1999. Mr Nichols serves as Chairman of the
                                        Board of Flooring America, Inc., and serves on the Boards of The Anderson's
                                        Management Corp., Federal Reserve Bank of Cleveland, Cincinnati Business
                                        Committee, National Retail Federation, National Retail Institute and the
                                        Amtex Industrial Operating Board.

---------

(1) SSC is a controlling shareholder of the Company. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management." Geraldine Schottenstein is the mother of Jay L. Schottenstein, the sister-in-law of Saul Schottenstein and the mother-in-law of Ari Deshe and Jon P. Diamond.

         Jay L. Schottenstein, Saul Schottenstein and Martin Doolan are directors of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the fiscal year ended January 29, 2000, the Board met three times and acted by unanimous written consent four times.

         The Board has standing Audit and Stock Option Committees.

         The members of the Audit Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met four times in fiscal 1999. All three members participated in all the meetings.

         The members of the Stock Option Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board the number and terms of any stock options to be granted under the Company's stock option plan. The Committee also administers the Company's Incentive

Compensation Plan. The committee met four times in fiscal 1999. Dr. Lamm participated in one of the meetings.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000, and are automatically granted options each quarter to purchase 1,000 Common Shares of the Company pursuant to the Non-employee Director Stock Option Plan. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. For information regarding executive officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Michael J. Tanner, age 53, serves as President and Chief Operating Officer. Mr. Tanner joined the Company in July 1997 as Chief Operating Officer. Mr. Tanner formerly served as President and Chief Operating Officer at C.R. Anthony Company, a specialty name-brand apparel retailer from 1994 to 1997 and as their General Merchandise Manager from 1990 to 1994. He began his career with Gold Circle Discount Stores, a division of Federated Department Stores, Inc., where he held a number of executive positions including Vice President of Marketing.

         Richard L. Walters, age 48, serves as Vice President - Controller, Chief Accounting Officer, Assistant Treasurer and Assistant Secretary. Mr. Walters became Vice President of the Company in April 1992, Assistant Secretary of the Company in June 1991, Assistant Treasurer of Value City Department Stores Division of SSC (the "Division") in August 1990 and Controller of the Division in June 1986. Prior to that time, Mr. Walters served as Accounting Manager for the Division since September 1985 and in a variety of other accounting positions since joining SSC in 1979.

         Lynn E. Lambrecht, age 42, joined the Company in August 1997 as Vice President - Human Resources. Prior to that, Ms. Lambrecht served as Vice President of Human Resources at Kohl's Corporation from 1992 to 1997 and previously was with the May Company in a senior Human Resource position.

         Lawrence J. Murray, age 58, joined the Company in February 1998 as Senior Vice President-Chief Information Officer. Prior to that time, Mr. Murray served as Chief Information Officer at C. R. Anthony Company from 1996 to 1998, CEO and President of Leading Software Technologies, a software development and executive information technology consulting company, from 1989 to 1996; and served as CEO and President of a wholly owned subsidiary of Revco D.S. Inc. for five years from 1984 to 1989.

         Louis S. Virag, Age 53, joined the Company in July 1997 as Senior Vice President, Merchandising. Previously, he was Senior Vice President at Bon Marche, a Federated division based in Seattle, from 1993 to 1997. He previously held a similar position with Ross Stores and has also served as an executive with Macy's and Abraham and Strauss.

         Mark J. Miller, age 48, joined the Company in July 1999 as Executive Vice President and Chief Operating Officer for the Home Products Division. Prior to joining the Company, Mr. Miller served as President of the Closeout Division of Consolidated Stores, Inc. from 1998 to 1999. Prior to that, Mr. Miller served as Executive Vice President responsible for all buying, marketing and merchandising at Mac Frugal's Bargains Close-outs Inc. from 1992 to 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal year 1999, all filing requirements applicable to reporting persons were complied with.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three full fiscal years, and the transition period, to the Company's Chief Executive Officer(s) and to each of the Company's four most highly compensated executive officers serving at the end of the current fiscal year.

                                          SUMMARY COMPENSATION TABLE
                                                                LONG TERM COMPENSATION
                                                                ----------------------
                                    ANNUAL COMPENSATION         RESTRICTED
                                                                   STOCK                         ALL OTHER
NAME AND                   FISCAL   SALARY(2)      BONUS        AWARDS(3)       OPTIONS/         COMPENSATION(4)
PRINCIPAL POSITION         YEAR(1)     $             $              $           SARS(#)                 $
------------------         -------  -------------  ----------   -----------     -------          --------------

Jay L. Schottenstein        1999    $250,000           None         None          None                  None
Chairman and                1998T   $135,340           None         None          None                  None
Chief Executive Officer     1998    $250,025           None         None          None                  None
                            1997    $250,000           None         None          None                  None

Michael J. Tanner (5)       1999    $445,833           None         None        50,000               $29,977
President and               1998T   $200,000       $249,167         None          None               $16,775
Chief Operating Officer     1998    $383,333        $35,000     $117,188        50,000               $72,278
                            1997     $19,167           None      $82,500        25,000                $1,609

Louis S. Virag (6)          1999    $450,000           None         None          None               $39,836
Executive Vice President    1998T   $225,000       $275,000         None          None              $127,855
and General Merchandise     1998    $450,000           None         None          None               $61,682
Manager                     1997     $18,750           None     $206,250        75,000                $1,075

Mark J. Miller (7)          1999    $240,646       $494,560         None        50,000               $36,021
Executive Vice President    1998T        N/A            N/A          N/A           N/A                   N/A
and Chief Operating
Officer-                    1998         N/A            N/A          N/A           N/A                   N/A
Home Products Division      1997         N/A            N/A          N/A           N/A                   N/A

Robert M. Wysinski          1999    $285,000           None         None          None                $4,521
Senior Vice President,      1998T   $142,500       $143,000         None          None                $6,430
Chief Financial Officer,    1998    $275,000        $95,000         None          None                $8,177
Treasury and Secretary      1997    $240,000        $95,000         None        37,500                $7,996

Martin P. Doolan (8)        1999    $304,642           None         None          None              $101,528
Vice Chairman and           1998T   $300,000       $780,000         None          None              $127,579
former President and        1998    $600,000       $350,000         None          None               $80,572
Chief Executive Officer     1997     $50,000           None     $618,750       325,000                $2,230


(1) 1998T represents the six month transition period of August 2, 1998 through January 30, 1999.
(2) Includes amounts deferred by the executive officer pursuant to the Deferred Compensation Plan established in 1998, SSC's Associate Profit Sharing and 401(k) Plan (the "401(k) Plan"), which was adopted effective as of August 1, 1989, and in which associates of the Company are eligible to participate. The 401(k) Plan is a prototype defined contribution plan that qualifies for favorable tax treatment under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan permits eligible associates of the Company to contribute a percentage of their pre-tax wages to the plan and the Company will match the contributions up to a maximum of 3% of covered wages. The Company also may contribute up to an additional 1.5% of covered wages as a profit sharing contribution.
(3) The number and value (in thousands of dollars) of aggregate restricted stock holdings of each of the named executives on January 29, 2000 was: Mr. Tanner, 25,000 shares ($400); Mr. Virag, 25,000 shares ($400); Mr Wysinski, 20,587 shares ($329); Mr. Doolan, 75,000 shares ($1,200) . The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on January 28, 2000 ($16.00 per share).
(4) Represents the following amounts for fiscal 1999: 401(k) Plan contributions: Mr. Tanner, $1,081; Mr. Virag, $905 and Mr. Wysinski, $1,144; personal living expenses paid by the Company: Mr Doolan, $46,453; tax reimbursements: Mr. Doolan, $48,068 Mr. Virag, $16,264; Mr. Tanner, $10,243; Mr. Miller, $8,654; and Mr Wysinski, $221; auto reimbursement paid by the Company: Mr. Tanner, $15,000; Mr Virag, $15,000; Mr. Doolan, $6,250 and Mr. Miller, $6,250; relocation expenses paid by the Company: Mr. Virag, $7,418; and Mr. Miller, $21,117; the value of Company paid life insurance:
     Mr. Tanner, $230; Mr Virag, $245; Mr. Doolan, $373; and Mr. Wysinski, $3,156. The balance for Mr. Tanner represents imputed interest.
(5) Mr. Tanner has entered into an employment agreement with the Company effective October 1, 1999, for a term ending September 30, 2002. The agreement provides for an annual salary of $500,000 and a bonus based upon Board approved, predetermined, performance measures set annually.
(6) Mr. Virag has entered into an employment agreement with the Company effective July 14, 1997 for a term ending July 13, 2000. The agreement provides for an annual salary of $450,000, a signing bonus of $50,000, a bonus of up to 50% of his base salary based upon Board approved, predetermined, performance measures set annually.

(7) Mr. Miller has entered into an employment agreement with the Company effective July 12, 1999 for a term ending July 11, 2002. The agreement provides for an annual salary of $432,000, a signing bonus of $250,000, net of taxes, and an annual bonus of up to 60% of his annual base salary based upon Board approved, predetermined, performance measures set annually.
(8) Mr. Doolan left the position of Chief Executive Officer after the conclusion of his employment contract, June 30, 1999. Mr. Doolan continues to serve as Vice Chairman of the Board of Directors of the Company.

                 OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLE

     The following table provides certain information on option grants during fiscal year 1999 by the Company to the Chief Executive Officer and each of the Company's other executive officers included in the above compensation table. No options were exercised by any of such individuals during the 1999 fiscal year.


                                                                                 Potential Realized Value
                                                                                    at Assumed Annual
                                    % of Total                                     Rates of Stock Price
                                  Options/SARs       Exercise                         Appreciation
                   Options         Granted to         or Base                       for Option Term (2)
                    SARs          Employees in         Price          Expiration    -------------------
    Name         Granted (#)       Fiscal Year         ($/Sh)           Date (1)        5%          10%
    ----         -----------       -----------         ------           --------        --          ---

Jay L. Schottenstein    None             N/A

Martin P. Doolan        None             N/A

Michael J. Tanner     50,000            9.5%           $14.03           7/13/09      $441,169  $1,118,010

Louis S. Virag        10,000            1.9%           $13.25           9/14/09       $83,328    $211,170

Mark J. Miller        50,000            9.5%           $14.03           7/13/09      $441,169  $1,118,010

Robert M. Wysinski    10,000            1.9%           $13.25           9/14/09       $83,328    $211,170

---------

(1) All options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date.

(2) Represents the potential realizable value of each grant of options assuming that the market price of the Common Shares appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

None of the executive officers named in the Summary Compensation Table exercised options during the 1999 fiscal year. The following table provides certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at January 29, 2000.

                                                                                       Value of Unexercised
                                                              Number of                    In-the-Money
                                                           Unexercised Options                 Options at
                           Shares         Value       at Fiscal Year End (#)         Fiscal Year End ($) (1)
                         Acquired on    Realized      ----------------------         -----------------------
    Name              Exercise (#)        ($)        Exercisable Unexercisable  Exercisable   Unexercisable
    ----              ------------        ---        -------------------------  -----------   -------------
Jay L. Schottenstein       ---           ---         174,000        26,000      $1,201,560        $86,440
Martin P. Doolan           ---           ---         130,000       195,000        $933,400     $1,400,100
Michael J. Tanner          ---           ---          30,000        95,000        $237,400       $454,600
Louis S. Virag             ---           ---          30,000        55,000        $215,400       $350,600
Mark J. Miller             ---           ---            None        75,000              $0       $147,750
Robert M. Wysinski         ---           ---          46,500        33,000        $333,090       $178,440


(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $16.00. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert M. Wysinski is an executive officer of the Company and also a member of the Company's Board of Directors. As stated, the Company's Chairman, Jay L. Schottenstein, with the input of its President, Michael J. Tanner, determined the annual salary of the executive officers of the Company and such determination was not formally considered and ratified by the Board of Directors. Jay L. Schottenstein is also Chairman and Chief Executive Officer of SSC. For information regarding the relationships between the Company and SSC, see "Relationship with SSC and Its Affiliates" below.

     The Stock Option Committee administers and grants option under the Company's 1991 Stock Option Plan and administers the Company's Incentive Compensation Plan. The Stock Option Committee consists of Messrs. Gurian, Lamm and Shook. None of the members of the Committee are present or former officers of the Company or are themselves or have affiliates that are parties to agreements with the Company.

     The following Board of Directors' Compensation Report an Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     General. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The Company does not have a Compensation Committee. The individuals listed below were members of the Board of Directors at the time of the delegation of authority to the Chairman. The key components of the Company's executive officer compensation include both short-term compensation consisting of an annual base salary and annual bonuses under the Company's Incentive Compensation Plan and long-term equity based compensation consisting of grants of restricted stock and stock option awards. The full Board of Directors has made the only grants of restricted stock by the Company. The Stock Option Committee of the Board of Directors grants options under the Company's 1991 Stock Option Plan, as amended and administers the Company's Incentive Compensation Plan.

     Chief Executive Officer's Compensation. The Chairman and Chief Executive Officer's annual base salary was fixed by action of the Board of Directors at the time he was appointed Chairman during fiscal 1992. The Chairman does not receive an annual bonus. The Board of Directors did not consider or take any action to change the Chairman's annual base salary during fiscal 1999. The compensation of our former chief executive officer, Mr. Doolan, was fixed pursuant to the terms of his employment agreement, which was negotiated by the Chairman, with input from a number of the directors. Mr Doolan left the position of Chief Executive Officer after the conclusion of his employment contract, June 30, 1999. Mr. Doolan continues to serve as Vice Chairman of the Board of Directors of the Company.

     Executive Officers' Compensation. The remaining executive officers' base salaries and bonuses for fiscal 1999 were determined by the Chairman after consultation with the President and discussion with each individual officer. The determination of salaries was based in part on negotiated employment agreements for four of the executives and on subjective factors, such as the perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered. Bonuses for fiscal 1999 were paid pursuant to the Company's Incentive Compensation Plan, which combines individual and company-wide objectives and performance goals to provide a clear vehicle linking the interests of the executive officers with the financial performance of the Company.

     Stock Awards. The Company's 1991 Stock Option Plan was adopted at the time the Company went public in 1991 for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. Stock options granted under the Company's 1991 Stock Option Plan, as amended are determined, and the 1991 Stock Option Plan is administered, by the Stock Option Committee, none of whose members are officers or employees of the Company and none of whom are eligible to receive stock options under the 1991 Stock Option Plan. In determining the size of a stock option award, the Stock Option Committee considers the total number of shares subject to previously granted stock options held by the individual and, based principally on the recommendation of the senior executive officers, the anticipated value of an individual's contribution to the Company's future performance. The options granted during fiscal year 1999 were granted to employees as a long-term incentive designed to encourage them to remain with the Company.

Jay L. Schottenstein       Saul Schottenstein     Geraldine Schottenstein        Robert L. Shook*
Ari Deshe                  Jon P. Diamond         Robert M. Wysinski             Henry L. Aaron
Martin P. Doolan           Dr. Norman Lamm*       Richard Gurian*                David L. Nichols

-----------

*Members of the Stock Option Committee.

                               PERFORMANCE GRAPH

     The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Shares with that of the Standard & Poor's General Merchandise Chains Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning July 29, 1995 through January 29, 2000. The Standard & Poor's General Merchandise Chains Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ which excludes the 1,000 largest capitalization equity securities of the 3,000 such equity securities. The Company's Common Shares are traded on the New York Stock Exchange. The comparison of the cumulative total returns for each investment assumes that $100 was invested on July 29, 1995 and that all dividends were reinvested.

RESEARCH DATA GROUP                                      PEER GROUP TOTAL RETURN

VALUE CITY DEPT STORES INC

                                                       Cumulative Total Return
                                       ------------------------------------------------------------
                                       7/29/95    8/3/96     8/2/97    8/1/98    1/30/99    1/29/00

VALUE CITY DEPARTMENT STORES, INC.      100.00    119.40      97.76     214.93    138.81     191.04
RUSSELL, 2000                           100.00    110.65     158.63     139.65    157.27     154.39
S & P RETAIL (GENERAL MERCHANDISE)      100.00     96.37     164.20     210.21    274.70     327

                    RELATIONSHIP WITH SSC AND ITS AFFILIATES

          Prior to the completion of its initial public offering o June 18, 1991, the Company was operated as the Department Store Division of SSC. On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for 22,500,000 Common Shares of the Company. At April 1, 2000, SSC owned 54.0% of the Company's outstanding Common Shares. So long as SSC owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

REAL ESTATE LEASES AND SUBLEASES

          The Company leases or subleases from SSC or affiliates o SSC nineteen store locations, three warehouses and a parcel of land. Generally, the agreements require the Company to pay for insurance, taxes, common area maintenance and other costs associated with the properties on a "triple net" basis for freestanding locations, and on a pro rata share basis for locations that are part of a larger parcel.

          SSC leases to the Company five store locations under the terms of a Master Store Lease Agreement. The Master Store Lease, as amended, provides for certain base rentals which approximate $2.96 per square foot. Beginning in fiscal 1997, the Master Store Lease also provides for the payment of percentage rent equal to 2% of gross total sales in excess of the base rent . For fiscal 1999, the Company recorded expense to SSC, including contingent rent, of $2,202,734 pursuant to the Master Store Lease.

          SSC subleases to the Company two store locations that ar owned by affiliates of SSC under a Master Sublease. The Master Sublease provides for an annual base rent of the greater of 2% of gross sales or minimum rent of $2.39 and $2.29 per square foot. For fiscal 1999 the Company recorded expense to SSC, including contingent rent, of $701,109 pursuant to the Master Sublease.

          Both the Master Lease and the Master Sublease have a term of five years which began in June 1996, and are renewable thereafter, by individual location, at the option of the Company, for four additional renewal terms of five years each. Each renewal term in the aforementioned leases and subleases will be on the same terms as the initial term, except for rent. The Master store lease and Master Sublease provide for an increase in minimum percentage rent of $0.50 per square foot in each succeeding five-year renewal term. In no event, commencing fiscal 1997, shall total rent be less than 2% of total sales.

          The Company also leases or subleases three warehouse facilities and a trailer yard from SSC or affiliates of SSC. The warehouse facilities consist of approximately 725,000 square feet for base rentals of $1.50 to $3.35 per square foot with lease control ranging from 2004 through 2017. Generally, the lease renewal terms are at the same terms and conditions as the original term except rent which increases by $0.25 per square foot for the renewal terms. The Company also leases, from an affiliate of SSC, a trailer yard of approximately 19 acres with lease control through April 2009 having rents that range from $25,000 to $30,000 per year during the period of lease control. During fiscal 1999, the Company recorded net expenses to SSC and affiliates of SSC of $2,592,268 pursuant to these leases and assignments.

          Additionally, the Company leases ten store locations from SSC or affiliates of SSC. Generally, the leases provide for percentage rent equal to 2% of total sales in excess of a specified sales level or base rent with base rents ranging from $2.37 to $7.00 per square foot for the initial term and provide lease control ranging from 2007 through 2037. Generally, the renewal terms are at the same terms and conditions as the original term except rent which may increase for the renewal terms. During fiscal 1999, the Company recorded expenses in the aggregate to SSC and affiliates of SSC of $5,678,654 pursuant to these leases.

          In addition to the foregoing, SSC subleases one store location to the Company under an agreement that provides for the payment of additional rent to SSC in order for SSC to recover the costs of the initial acquisition of the leasehold interest. The sublease has an initial term expiring in fiscal 1999 and provides for rent in the amount of 2% of total sales, with a minimum rent equal to $2.00 per square foot and provides five additional five-year renewal terms. During fiscal 1999, the Company recorded expenses in the aggregate to SSC of $247,682 pursuant to this sublease.

          The Company also subleases from SSC a store location. Th sublease expires December 31, 2007 and provides for percentage rent equal to 2% of total sales in excess of a minimum base rent of $4.69 per square foot with three additional renewal terms of five years each. During fiscal 1999, the Company recorded expenses to SSC of $500,835 for this sublease.

          In March 2000, the Company entered into a lease agreemen with an affiliate of SSC for a new distribution and office facility to replace three existing facilities leased from unrelated third-party landlords. Rent and other occupancy costs will commence upon possession, which is anticipated to begin in January 2001. The lease has an initial term of fifteen years, with rents at $3.00, $3.25 and $3.50 per square foot during the first, second and third five-year periods, respectively. There are three additional renewal terms of five years each. Each renewal term will be on the same terms as the initial term, except rent, which will increase by $0.25 per square foot in each succeeding five-year term. The lease also requires the Company to pay taxes, maintenance and repairs at specified amounts per square foot throughout the term of the lease.

          SSC operates a chain of furniture stores, five of which operate in separate space subleased from the Company at five of its store locations. Three of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. These Furniture Subleases provide for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. Two additional furniture store subleases are for periods shorter than the Company's lease. For fiscal 1999, SSC paid to the Company an aggregate of $1,481,759 pursuant to these subleases.

LICENSE AGREEMENTS WITH AFFILIATES

          In July 1997, the Company entered into agreements to for a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. ("VCM") to operate the Company's health and beauty care and toys and sporting goods departments as licensed departments. Pursuant to operating agreements between VCM and the Company, VCM will pay annual license fees to the Company based on 5% and 11% of net sales and will reimburse the Company 2% and 4% of its sales for advertising and 2.9% and 1% of its sales for administrative expenses for the health and beauty care and the toys and sporting goods departments, respectively. The Company will also provide certain personnel, administrative and service functions for which it will receive a monthly fee from VCM to cover the related costs. The license and operating agreements are for a term of ten years ending in July 2007 and contain certain provisions whereby either business partner can initiate renegotiations of terms if certain minimum requirements are not met. The aggregate license fees paid by VCM to the Company for fiscal 1999 were $8,451,421.


MERCHANDISE TRANSACTIONS WITH AFFILIATES

          The Company from time to time purchases merchandise from affiliates of SSC. Some of such affiliates manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by the Company from SSC and affiliates for fiscal 1999 were $7,228,253, representing 0.90% of the Company's total purchases during the fiscal year.

          VCM and certain affiliates of SSC from time to time purchase merchandise from the Company, in some instances on a regular basis. Such purchases are generally made from merchandise in the Company's warehouse inventory at prices equal to the Company's cost plus a handling fee of up to 15.0%.

          The Company will from time to time purchase merchandise on behalf of and ship it directly to affiliates, at cost plus delivery charges. Most transactions of this nature are done with VCM. No such purchases were made during fiscal 1999.

SERVICES AGREEMENTS

          The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising and administrative services. The Company and SSC have entered into a Corporate Services Agreement that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost which is equal to or below the cost of providing such services by itself or obtaining such services from unaffiliated third parties. For fiscal 1999, the Company paid SSC or its affiliates $1,187,030 for such services and the Company was reimbursed $106,416 by SSC and its affiliates for such services. The Corporate Services Agreement also provides for participation by the Company in the self-insurance program maintained by SSC on the same basis as previous participation by the Division. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include the Company as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to the Company's participation in the program. SSC charges its affiliates, divisions and the Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 1999, the Company paid SSC $8,249,996 for participation in the program.

          The Company also provides certain administrative and service functions for VCM. These functions include accounting, MIS and merchandise delivery. For fiscal 1999, the Company charged VCM $2,066,325 for these services.

PUT AGREEMENT

          On March 17, 2000, the Company closed a $75.0 million Senior Subordinated Convertible Loan Agreement, dated as of March 15, 2000 (the "Senior Facility") with Prudential Securities Credit Corporation ("Prudential"), as lender. The Senior Facility bears interest at various rates, currently equal to 250 basis points over LIBOR. The interest rate increases 50 basis points every 90 days after the first anniversary date of the closing. The Senior Facility is due in September 2003. However, if the Company has not repaid the Senior Facility prior to March 17, 2001, from the proceeds of an equity offering or other subordinated debt acceptable to the lenders, then after that date Prudential has the right to convert the debt into stock of the Company at a price equal to 95% of the 20-day average of high and low sales prices reported on the New York Stock Exchange at the time of conversion. After that date, Prudential also has the right to require SSC to purchase the Senior Facility at par plus accrued interest, pursuant to the terms of a Put Agreement dated as of March 15, 2000 between Prudential and SSC. The Company paid SSC a one time fee of 200 basis points, or $1.5 million, at closing as consideration for entering into the Put Agreement.

PROPOSAL TWO: APPROVAL OF INCREASE IN SHARES AVAILABLE FOR ISSUANCE UNDER THE
               COMPANY'S 1991 STOCK OPTION PLAN

          The Board of Directors has approved an amendment to the Company's 1991 Stock Option Plan (the "1991 Plan"), subject to approval of the amendment by the shareholders at the Annual Meeting, to increase the number of Common Shares available for issuance, in the aggregate and to any one individual, under the 1991 Plan from 3,000,000 shares to 4,000,000 shares. The amendment was adopted by the Board because the Stock Option Committee determined it was in the Company's best interest to issue options for more than the 3,000,000 shares previously authorized under the Plan. To date, options for 3,102,200 shares have been granted pursuant to the 1991 Plan, net of forfeitures, with the grant of options for the last 102,200 shares conditioned on shareholder approval of the proposed amendment.

          The 1991 Plan is intended to promote the growth and profitability of the Company by increasing the opportunity for key employees to personally participate as equity owners in the financial success of the Company and to assist the Company in attracting and retaining highly qualified employees. The Board believes that, in order to accomplish these purposes, the 1991 Plan should be amended to increase the number of shares available for issuance. The affirmative vote of the holders of a majority of the Common Shares of the Company present and entitled to vote at the meeting is required to approve the amendment to the 1991 Plan. The persons appointed as proxies will vote FOR approval, unless otherwise directed. The board of directors recommends that the shareholders vote "FOR" approval of the amendment.

DESCRIPTION OF THE 1991 PLAN

          The 1991 Plan provides for the issuance of options to purchase up to 3,000,000 Common Shares of the Company, subject to adjustment for stock splits and other changes in the Company's capitalization. The Common Shares issued pursuant to the options may be either treasury shares or authorized and unissued shares. At April 19, 2000, the closing reported sale price of the Common Shares on the New York Stock Exchange was $11.00 per share. Options granted under the 1991 Plan either meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options") or do not meet such requirements ("Nonqualified Options"). Certain key employees of the Company and SSC and certain other persons who provide services to the Company or SSC are eligible to receive options under the 1991 Plan. Members of the Board who are not officers or employees of the Company or SSC are not eligible to receive options under the 1991 Plan. The approximate number of persons technically eligible to participate in the 1991 Plan is 1,000.

          Options are granted to persons selected by the Stock Option Committee of the Company's Board of Directors (the "Committee") consisting of directors who are not eligible to receive options under the 1991 Plan. The Committee determines the number of shares subject to option, the exercise price, the exercise period of such option and whether the option is intended to be a Nonqualified Option or an Incentive Option. The Committee has the discretion under the 1991 Plan to make cash grants to optionholders that are intended to offset a portion of the taxes payable upon exercise of Nonqualified Options or on certain dispositions of shares acquired under Incentive Options. The aggregate fair market value of the Common Shares with respect to which Incentive Options are exercisable for the first time by an optionholder during any calendar year may not exceed $100,000. The exercise price of an Incentive Option may not be less than the fair market value of the Common Shares on the date of grant; the exercise period may not extend beyond ten years from the date of grant. In the event an Incentive Option is granted to an individual who is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or SSC, then the option price per share must be equal to or greater than 110% of the fair market value per share at the time the option is granted and the exercise period may not extend beyond five years from the date of grant. None of such restrictions apply to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying Common Shares on the date of grant and may be exercisable for an indeterminate period of time in each case as determined by the Committee. All of the options under the 1991 Plan terminate on or up to one year after termination of the optionholder's employment with the Company or SSC, as the case may be, and none of the Incentive Options are transferable by the holder except (a) by will or the laws of descent and distribution, and (b) Nonqualified Options are transferable by optionholders either (i) if transferred without consideration to immediate family members, or entities they control, or
     (ii) if such transfer is approved by the Committee.

          The exercise price for both Nonqualified Options and Incentive Options must be paid either in cash, with previously acquired Common Shares of the Company, the optionholder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires the consent of the Committee. The Board may terminate, amend or modify the 1991 Plan at any time, provided, however, that no such action may adversely affect any option previously granted, without the consent of the optionholder. In addition, without shareholder approval, no such action of the Board may (a) increase the number of shares for which options may be granted, other than as a result of changes in capitalization, (b) materially modify eligibility requirements for participation in the 1991 Plan, (c) materially increase the benefits accruing to optionholders, or
     (d) make certain specified other changes to the 1991 Plan affecting the ability to grant Incentive Options. The Plan terminates on June 3, 2001. Any stock option outstanding at the termination date of the 1991 Plan will remain outstanding until it has either been exercised or expires by its terms.

FEDERAL INCOME TAX CONSEQUENCES

          With respect to all Nonqualified Options, in general, for federal income tax purposes under present law: (i) the grant of the option, by itself, will not result in income to the optionholder, (ii) except as provided in (v) below, the exercise of the option (in whole or in part, according to its terms) will result in income to the optionholder at that time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price, (iii) the tax basis of the stock acquired upon exercise of the option, which will be used to determine the amount of any gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise, (iv) no deduction will be allowable to the Company upon the grant of the option, but upon exercise of the option a deduction will be allowable to the Company at that time in an amount equal to the amount of income realized by the optionholder, provided that the amount is included in the optionholder's gross income, (v) with respect to the exercise of an option and the payment of the option price by the delivery of Common Shares, for the number of shares received equal to the number of shares surrendered, no taxable income will be realized for those shares at that time by the optionholder and their tax basis and holding period will be the same as the tax basis of the shares surrendered, and for the number of shares received above the number of shares surrendered, income will be realized at that time by the optionholder in the amount of the fair market value of the excess shares, the tax basis of the excess shares will be their fair market value, and the holding period for the excess shares will begin on the exercise date.

          With respect to all Incentive Options, in general, for federal income tax purposes under present law: (i) neither the grant nor the exercise of the option, by itself, will result in income to the optionholder, except that, under Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the stock at the time of exercise over the option price is an adjustment in computing the amount of alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionholder under Section 55 of the Code, (ii) if the shares acquired upon exercise of the option are disposed of in a taxable transaction after the expiration of two years from the date the option was granted and after the expiration of one year from the date on which such shares are transferred to the optionholder, long-term capital gain or loss will be realized by the optionholder in an amount equal to the difference between the option price and the amount realized by the optionholder, (iii) if the shares acquired upon exercise of the option are disposed of within the two year period from the date of grant or within the one year period after transfer of the shares to the optionholder, then (a) ordinary income will be realized by the optionholder at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount, if any, exceeding the amount realized on the sale of the shares by the optionholder over the original option price, (b) short term or long term capital gain will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise, and (c) short term or long term capital loss will be realized by the optionholder at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized; (iv) no deduction will be allowed to the Company with respect to options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionholder within the two year period or the one year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionholder making the disposition; and (v) with respect to the exercise of the option and the payment of the option price by the delivery of Common Shares, for the number of shares received equal to the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the tax basis and holding period of the shares received will be the same as the shares surrendered, except for the additional one year period referred to above, and for the number of shares received above the number of shares surrendered, no taxable income will be realized by the optionholder at that time, the excess shares will be considered incentive stock option stock with a zero basis and the holding period in such shares will begin on the date such shares are transferred to the optionholder, provided, however, if the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from such exercise, the surrender will result in the realization of ordinary income by the optionholder at that time in the amount of the excess, if any, of the fair market value of the shares surrendered over the option price of such shares, and if any of the shares received are disposed of within one year after the shares are transferred to the optionholder, the optionholder will be treated as first disposing of the shares with a zero basis.

OTHER INFORMATION WITH RESPECT TO OPTIONS

          As of the date of this Proxy Statement, other than the grant of the 102,200 shares referenced above, the Committee has not taken any action or developed any plan to award options for the additional shares to be available under the amendment to the 1991 Plan. The number of shares subject to options granted under the 1991 Plan to executive officers named above under "Executive Compensation" is listed in the table set forth above captioned "Aggregated Option Exercises and Fiscal Year-end Option Values." The number of Common Shares initially subject to options granted under the 1991 Plan to all current executive officers and directors as a group is 1,096,500 and the number of Common Shares initially subject to options granted to all other recipients is 2,005,700. All options granted under the 1991 Plan have been granted at exercise prices equal to the fair market value of the Common Shares on the date of grant and are exercisable 20% per year, beginning on the first anniversary of the date of grant, on a cumulative basis, and remain exercisable for 10 years from the date of grant. Directors who are not employees of the Company or SSC are not eligible to receive options under the 1991 Plan.

PROPOSAL THREE: APPROVAL OF INCREASE IN SHARES AVAILABLE FOR ISSUANCE UNDER THE
               COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          The Board of Directors has approved an amendment to the Company's Non-employee Director Stock Option Plan (the "Director Plan"), subject to approval of the amendment by the shareholders at the Annual Meeting, to increase the number of Common Shares available for issuance under the Director Plan from 130,000 shares to 250,000 shares. Directors of the Company who are not employees of the Company or SSC are eligible to receive options under the Director Plan. Currently, there are six directors receiving options under the Director Plan.

          The Director Plan provides for the automatic grant of on option to purchase 1,000 Common Shares to each non-employee director on the first NYSE trading day in each calendar quarter. The exercise price for each option is the fair market value of the Common Shares on the date of grant. The exercise price must be paid either in cash, with previously acquired Common Shares of the Company, the optionholder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires the consent of the Board. All of the options under the Director Plan become exercisable one year after the date of grant, remain exercisable for a period of ten years from the date of grant, subject to termination on or up to one year after termination of the optionholder's service as a director of the Company. The options are not transferable by the holder except (a) by will or the laws of descent and distribution, and
     (b) either (I) if transferred without consideration to immediate family members, or entities they control, or (ii) if such transfer is approved by the Board.

          The options do not meet the requirements for incentive stock options under the Code. In general, treatment for federal income tax purposes under present law of grants and exercises of options under the Director Plan is the same as for grants and exercises of Nonqualified Options under the Company's 1991 Stock Option Plan described in Proposal Two above.

          The Board may terminate, amend or modify the Director Plan at any time, provided, however, that no such action may adversely affect any option previously granted, without the consent of the optionholder. In addition, such amendment may be subject to shareholder approval if required under the Code or in order to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Director Plan terminates on its tenth anniversary, or September 24, 2002. Any stock option outstanding at the termination date of the Director Plan will remain outstanding until it has either been exercised or expires by its terms.

          Issuance of the additional shares authorized by the amendment is conditioned upon listing the shares with the NYSE. The NYSE requires that the amendment to the Director Plan be approved by the Company's shareholders before the shares may be listed. Accordingly, the Board has directed that the amendment to the Director Plan be submitted to the shareholders for approval at the Annual Meeting. The affirmative vote of the holders of a majority of the Common Shares of the Company present and entitled to vote at the meeting is required to approve the amendment to the Director Plan. The persons appointed as proxies will vote FOR approval, unless otherwise directed. The Board of Directors recommends that the shareholders vote "FOR" approval of the amendment to the Director Plan.

                      REPORT TO BE PRESENTED AT THE MEETING

          There will be presented at the meeting the Company's Annual Report to Shareholders for the fiscal year ended January 29, 2000, containing financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements. It is anticipated that representatives of Deloitte & Touche LLP, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Annual Report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

          COST OF SOLICITATION OF PROXIES The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

                              SHAREHOLDER PROPOSALS

          Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2000 must be received by the Company (addressed to the attention of the Secretary) on or before January 3, 2001. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

          The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

          THE COMPANY'S 1999 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K405 TO THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON REQUEST, DIRECTED TO ROBERT M. WYSINSKI, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY OF THE COMPANY, AT 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                                                                      Appendix A

                              AMENDED AND RESTATED
                       VALUE CITY DEPARTMENT STORES, INC.
                             1991 STOCK OPTION PLAN


         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of and other key persons who render services to VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (the "Company") and any current or future subsidiaries or parent by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

         2. EFFECTIVE DATE. The Plan shall become effective on June 4, 1991 (the "Effective Date").

         3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless the Board shall designate a committee (the "Committee") of not less than three members of the Board. If any class of equity securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee shall be "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i) under the 1934 Act and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Board may remove or add members of the Committee. If the Board does not appoint a Committee, any reference in the Plan or in any stock option agreements under the Plan shall mean the Board.

                  (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Committee under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action taken or determination made relating to the Plan, except for willful misconduct.

                  (c) Each member of the Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he may be a party by reason of service as a member of the Committee, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         4. ELIGIBILITY.

                  (a) Options and/or Tax Offset Payments may be granted to such key employees of (or, in the case of Non-statutory Options only, to others who render services to) the Company or its subsidiaries or parent as the Committee shall select from time to time (the "Optionees"); PROVIDED, HOWEVER, that no member of the Board of Directors who is not an officer or employee of the Company shall be eligible to receive any Option hereunder. The term "key employees" shall include those executive, administrative, operational and managerial employees who are determined by the Committee to be eligible for Options under the Plan. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code. More than one option may be granted to one individual.

                  (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; PROVIDED, HOWEVER, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the fair market value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

                  (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or a parent or subsidiary of the Company may not exceed $100,000. This subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

         5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be Common Shares without par value of the Company ("Shares"), either authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan, in the aggregate and to any one individual, shall not exceed 4,000,000, subject to adjustment in accordance with the terms of paragraph 13 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

         6. TERMS AND CONDITIONS OF OPTIONS.

                  (a) At the time of grant, the Committee shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options and/or Tax Offset Payments granted shall be authorized by the Committee and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall from time to time determine. Any action under paragraph 13 may be reflected in an amendment to or restatement of such Stock Option Agreements.

                  (b) The Committee may grant Options and/or Tax Offset Payments having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Committee; PROVIDED, HOWEVER, the Option Price of each ISO granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. In the event that the Shares are publicly traded, the term "fair market value" shall mean (a) the average of the highest and lowest sale prices quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are not quoted in the National Market System, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

         8. OPTION PERIOD. Each Stock Option Agreement shall set forth the period during which it may be exercised, which period shall not exceed 10 years from the date any ISO is granted (the "Option Period").

         9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-statutory Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the Optionee does not receive any consideration for the transfer, or (b) if such transfer is approved by the Committee. Any Non-statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-statutory Options immediately prior to transfer.

         10. TAX OFFSET PAYMENTS. The Committee has the authority and discretion under the Plan to make cash grants to Optionees which are intended to offset a portion of the taxes which may become payable upon exercise of Options by the Optionee, accruing on exercise of a Non-statutory Option and/or on certain dispositions of Shares acquired under ISOs ("Tax Offset Payments"). Such Tax Offset Payments shall be in an amount determined by multiplying a percentage established by the Committee times the difference between the fair market value of a Share on the date of exercise as determined by the Committee in accordance with paragraph 7 and the Option Price (or, if the Tax Offset Payment is being made on account of the disposition of Shares acquired under an ISO, the difference between the fair market value of a Share on the date of disposition, if less than the fair market value on the date of exercise, and the Option Price), and times the number of Shares as to which the Option is being exercised or the number of Shares acquired under an ISO of which an Optionee is disposing. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Optionees in the payment of federal income taxes incurred on exercise of a Non-statutory Option. The dispositions of Shares acquired under ISOs for which a Tax Offset Payment shall accrue shall be determined by the Committee in its sole discretion. The Company shall have the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         11. EXERCISE OF OPTIONS.

                  (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Committee at its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as a result of disability or death as specified in subparagraph 12(b), the Options shall be immediately exercisable in full for the period specified in subparagraph 12(b); (ii) in the event of Optionee's termination of employment as specified in subparagraph 12(a), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 12(a); and (iii) in the event of a liquidation or merger as specified in subparagraph 13(b), the Options shall be exercisable for the 30-day period after written notice thereof as specified in subparagraph 13(b).

                  (b) An Option shall be exercisable only upon delivery of a written notice to the Committee, any member of the Committee, the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their fair market value, as determined by the Committee, as of such date of tender); (iii) with the consent of the Committee, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee, provided, that such promissory note, in the case of exercise of an ISO, shall provide for interest at no less than the "applicable federal rate" as determined pursuant to the Code; (iv) with the consent of the Committee, any combination of (i), (ii), or (iii); or (v) with the consent of the Committee, if the Shares subject to the Option have been registered under the 1933 Act and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                           (A) written instructions to forward a copy of such
                  notice of exercise to a broker or dealer, as defined in
                  Section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                           (B) a copy of irrevocable instructions to the Broker
                  to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

                  (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 18.

         12. TERMINATION OF EMPLOYMENT OR OTHER SERVICES.

                  (a) Upon termination of employment or service with the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the Company, other than (i) by reason of death or disability, or (ii) for cause by reason of the Optionee's dishonesty or disloyalty, the Optionee shall have 30 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him to the extent the same were exercisable on the date of termination; PROVIDED, HOWEVER, if such date of termination is after the Optionee has attained age 60 or 30 years of employment or service, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto.

                  (b) Upon termination of such employment or service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his rights under the Option pass by will or the laws of descent or distribution at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Stock Option Agreement). Such Options shall then be exercisable to the extent of 100% of the Shares subject thereto.

                  (c) Upon termination of such employment or service for cause by reason of the Optionee's dishonesty or disloyalty, all Options held by him shall terminate on the date of termination.

                  (d) "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment with the Company.

         13. REORGANIZATIONS.

                  (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Committee shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                  (b) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30-day period to exercise their Options in full regardless of restrictions on exercise contained in the Stock Option Agreements; PROVIDED, HOWEVER, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

         14. SALE OF OPTION SHARES. The Optionee or other person exercising the Option shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant.

         15. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         16. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position as long as the Optionee continues to be employed by the Company or any parent or subsidiary of the Company.

         17. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Committee may in its sole determination require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         18. WITHHOLDING TAXES. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations.

         19. EXCHANGES. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options. The Committee may also grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

         20. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and (ii) the completion of any registration or qualification of such shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the

Company stating that the exercise of such Options may be effected without registering the shares subject to such Options under the 1933 Act, or under state or other law.

         21. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         22. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         23. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time; PROVIDED, HOWEVER, that no such action of the Board without approval of the Shareholders, may (a) materially increase the number of Shares for which Options may be granted under the Plan, except as provided in paragraph 13; (b) increase the maximum Option Period; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) materially increase the benefits accruing to Optionees; (e) permit the granting of ISOs to anyone other than an employee of the Company or a parent or subsidiary of the Company; (f) increase the minimum ISO Option Price; or (g) increase the maximum ISOs that can be exercised per Optionee as set forth in subparagraph 4(c). No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

         24. TERM OF PLAN. The Plan shall become effective on the date of its adoption by the Board, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the Effective Date, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         25. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

                                                                      Appendix B

                              AMENDED AND RESTATED

                       VALUE CITY DEPARTMENT STORES, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


          1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by directors of VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (the "Company") who are not employees of the Company or any subsidiary or parent of the Company ("Non-employee Directors") by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate highly qualified Non-employee Directors.

         2. EFFECTIVE DATE. The Plan shall become effective on September 24, 1992 (the "Effective Date").

         3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

                  (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for willful misconduct.

          4. ELIGIBILITY AND TERMS. On the first New York Stock Exchange ("NYSE") trading day in each calendar quarter, each Non-employee Director shall be granted under this Plan an Option to purchase 1,000 shares of the Company's Common Shares without par value at an exercise price equal to 100% of the fair market value of the shares on the date of grant. Each Option shall not be exercisable until a period of one year from the date of grant and shall terminate on the NYSE trading day following the tenth anniversary of the date of grant, except that (i) in the event of the Optionee's termination of service as a result of disability or death as specified in subparagraph 9(b) of this Plan, the Option shall be immediately exercisable to the extent and for the period specified in subparagraph 9(b); (ii) in the event of the Optionee's termination of service as specified in subparagraph 9(a), the Option shall be immediately exercisable to the extent and for the period specified in subparagraph 9(a); and
(iii) in the event of a liquidation or merger as specified in subparagraph 10(b), the Option shall be immediately exercisable in full for the period specified in subparagraph 10(b).

          5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be Common Shares without par value of the Company ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 250,000, subject to adjustment in accordance with the terms of paragraph 10 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

          6. OPTION AGREEMENT. Within a reasonable time after the date of grant, all options granted shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 10 may be reflected in an amendment to or restatement of such Stock Option Agreements.

          7. TRANSFERABILITY OF OPTIONS. An Optionee may transfer an Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the Optionee does not receive any consideration for the transfer, or (b) if such transfer is approved by the Board. Any Options held by such transferees are subject to the same terms and conditions that applied to such Options immediately prior to transfer.

         8. EXERCISE OF OPTIONS.

                  (a) Notwithstanding the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of service as a result of disability or death as specified in subparagraph 9(b), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 9(b); (ii) in the event of Optionee's termination of service as specified in subparagraph 9(a), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 9(a); and
(iii) in the event of a liquidation or merger as specified in subparagraph 10(b), the Options shall be immediately exercisable in full for the period specified in subparagraph 10(b).

                  (b) An Option shall be exercisable only upon delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares (valued at their fair market value, as of the trading day immediately prior to such date of tender); (iii) with the consent of the Board, with a full recourse promissory note of the Optionee for the portion of the

Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board; (iv) with the consent of the Board, any combination of (i), (ii), or (iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the 1933 Act and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                           (A) written instructions to forward a copy of such
                  notice of exercise to a broker or dealer, as defined in
                  Section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                           (B) a copy of irrevocable instructions to the Broker
                  to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

                (d) If cash payments sufficient to allow for any withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 15.

         9. TERMINATION OF SERVICES.

                (a) Upon termination of service as a Director of the Company, other than (i) termination by reason of death or disability (as defined in subparagraph 22(a) of the Plan), or (ii) termination for cause (as defined in subparagraph 22(d) of the Plan), the Optionee shall have 90 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; PROVIDED, HOWEVER, if such termination is due to the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board shall determine in each case whether a termination of service shall be considered a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence shall be considered a termination of service. The Board may cancel an Option during the 90-day period after termination of service referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.

                (b) Upon termination of service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution whether or not the same were exercisable on the date of death or disability at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Stock Option Agreement).

                (c) Upon termination of service for cause, all Options held by such Optionee shall terminate on the date of termination.

         10. REORGANIZATIONS.

                (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                (b) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30-day period to exercise their Options to the extent of 100% of the Shares subject thereto regardless of restrictions on exercise or vesting percentages contained in the Stock Option Agreements; PROVIDED, HOWEVER, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

         11. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

         12. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

       13. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position as long as the Optionee continues to serve as a Director of the Company.

         14. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         15. WITHHOLDING TAXES. The Company shall have the right to withhold from any compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their fair market value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

         16. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the l933 Act, and (ii) the completion of the listing of such shares on the New York Stock Exchange and any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act, or under state or other law.

         17. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         18. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         19. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; PROVIDED, HOWEVER, that (a) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and
(b) any amendment to the Plan which requires the approval of the shareholders of the Company under the rules promulgated under Section 16 of the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

         20. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company present and entitled to vote at a meeting within twelve months of the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         21. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         22. DEFINITIONS.

                (a) DISABILITY. "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary service with the Company or any parent or subsidiary of the Company.

                (b) FAIR MARKET VALUE. If the Shares are publicly traded, the term "fair market value" as used in this Plan shall mean (a) the average of the highest and lowest sale prices quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are not quoted in the National Market System, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded.

                (c) PARENT AND SUBSIDIARY. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code.

                (d) TERMINATION FOR CAUSE. The term "termination of employment or service for cause" shall mean termination of employment or service for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor (involving an act of moral turpitude) or a felony; (d) the violation of any of the terms and conditions of any written agreement the person may have from time to time with the Company or any of its subsidiaries (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

                                  DETACH CARD
--------------------------------------------------------------------------------

VALUE CITY DEPARTMENT STORES, INC.                                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
3241 Westerville Road -- Columbus, Ohio 43224                                                   JUNE 1, 2000

The undersigned hereby appoints Michael J. Tanner and Richard L. Walters, or either of them, my attorneys and proxies, with full power of substitution, to vote at the annual meeting of shareholders of Value City Department Stores, Inc. to be held on June 1, 2000, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1. ELECTION OF DIRECTORS.

   [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY
    (except as marked to the contrary).                  to vote for all nominees listed below.

(INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

       Ari Deshe    Jon P. Diamond    Martin P. Doolan    Richard Gurian
     Dr. Norman Lamm    Geraldine H. Schottenstein    Jay L. Schottenstein
          Saul Schottenstein    Robert L. Shook    Robert M. Wysinski
                       Henry L. Aaron    David L. Nichols

2. To approve an increase in shares available for issuance under the Company's 1991 Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. To approve an increase in shares available for issuance under the Company's Non-Employee Director Stock Option Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                                       (Continued on Other Side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                          (Continued from Other Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated May 1, 2000, the Proxy Statement, and the Annual Report to Shareholders of the Company for the fiscal year ended January 29, 2000. Any proxy heretofore given to vote said shares is hereby revoked.

                                              Dated: , 2000

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.

                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

             PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.